CSK Auto Enters Into Standstill Agreement with O’Reilly Automotive

Phoenix–(BUSINESS WIRE)–Feb. 7, 2008–CSK Auto Corporation (NYSE:CAO) today announced that it has entered into a Standstill Agreement with O’Reilly Automotive, Inc. (Nasdaq: ORLY) to share non-public information relating to CSK Auto’s business as a part of the CSK Board of Directors’ ongoing review of strategic alternatives.

“Our Board is currently exploring alternatives for preserving and maximizing stockholder value and, in connection with this effort, more than 20 parties have been granted access to non-public information related to CSK’s business,” said Larry Mondry, CSK Auto’s President and Chief Executive Officer. “We are pleased that we have been able to reach an agreement with O’Reilly that will enable them to participate in our process.”

About CSK

CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of January 6, 2008, the Company operated 1,349 stores in 22 states under the brand names Checker Auto Parts, Schuck’s Auto Supply, Kragen Auto Parts, and Murray’s Discount Auto Stores.

CONTACT: INVESTORS:

CSK Auto Corporation, Phoenix
Brenda Bonn, 602-631-7483
Manager, Investor Relations

MEDIA:

Sard Verbinnen & Co.
Paul Kranhold 415-618-8750 or
Drew Brown 212-687-8080